EXHIBIT 99-B.8.69
FORM OF AGREEMENT
_____________, 2004

ING Life Insurance and Annuity Company
ING Insurance Company of America
151 Farmington Avenue
Hartford, CT 06156-3124
Attention: Lisa S. Gilarde
Re:	Third Amendment to Master Shareholder Services
Agreement for the Franklin Templeton Funds

Effective May 1, 2004, this Amendment is made to the Master Shareholder Services Agreement dated August 28, 2000, as amended November 13, 2000 and February 1, 2002 ("Agreement"), between ING LIFE INSURANCE AND ANNUITY COMPANY (formerly Aetna Life Insurance and Annuity Company) ("ILIAC," also referred to as "you"), FRANKLIN TEMPLETON DISTRIBUTORS, INC. ("Distributors") and FRANKLIN TEMPLETON INVESTOR SERVICES, LLC ("Transfer Agent," together, Distributors and Transfer Agent shall be referred to as "we" or "us").

1.	All references in the Agreement (including any Exhibits thereto) to Aetna Life Insurance and Annuity Company ("ALIAC") are deleted and replaced with ING Life Insurance and Annuity Company ("ILIAC").

2.	ING Insurance Company of America ("IICA") is added as a party to the Agreement.

3.	Unless otherwise amended, all references in the Agreement (including any Exhibits thereto) to the word "you" shall now be defined as ILIAC and IICA, as appropriate.

4.	Paragraph 17 of the Agreement is deleted and replaced with the following:

If to you, to:	ING Life Insurance and Annuity Company; ING Insurance Company of America 151 Farmington Avenue Hartford, CT 06156-3124 Attention: Lisa S. Gilarde

If to us, to:	Franklin/Templeton Distributors, Inc. 777 Mariners Island Boulevard San Mateo, California 94404 Attention: Gregory E. Johnson, Chairman of the Board

and:	Franklin/Templeton Investor Services, Inc. 777 Mariners Island Boulevard San Mateo, CA 94404 Attention: Basil K. Fox, Jr., President

with a copy to:	Franklin Institutional Services Corporation 1800 Gateway Drive San Mateo, CA 94404 Attention: Norman R. Frisbie, Jr., Senior Vice President

FRANKLIN/TEMPLETON DISTRIBUTORS, INC.
By:
Gregory E. Johnson, Chairman of the Board

FRANKLIN/TEMPLETON INVESTOR SERVICES, INC.
By:
Basil K. Fox, Jr., President

Accepted and agreed to:
ING LIFE INSURANCE AND ANNUITY COMPANY
By:
Name:	Laurie M. Tillinghast
Title:	Vice President
Date:

ING INSURANCE COMPANY OF AMERICA
By:
Name:	Laurie M. Tillinghast
Title:	Vice President
Date: